U.S. Gold Corp.’s 2019 drilling encounters newly discovered gold system with 76.2m of 0.224 gpt Au, including 25.91m of 0.408 gpt Au, at the Keystone Project, Cortez Trend, Nevada

- 2019 drilling program tested several distinct targets within four target areas at Keystone, including the first ever test of the Nina Skarn target area, where the thickest intervals of strong, continuous gold mineralization ever drilled at Keystone have been encountered. The key geological features of the hole indicate it intersected the halo of a large gold system.

- The drilling program also encountered anomalous gold and strong concentrations of pathfinders, with numerous holes intersecting significant gold assay intervals greater than 0.300 gpt (see results tables below), confirming the belief of U.S. Gold Corp. that Keystone is a stand-alone domal district, with the potential for multiple high-grade gold deposits.

ELKO, NV, November 12, 2019 - U.S. Gold Corp. (NASDAQ: USAU), a gold exploration and development company, is pleased to announce results of its 2019 drilling program and receipt of drill-hole assays from the Keystone project, located on Nevada’s Cortez Trend. This program comprised of six reverse circulation holes, and one core hole that further explores the encouraging results from the 2018 Key18-09rc drill hole. The seven holes comprise a total of 13,177 feet (4,016 m), testing specific drill targets within the Sophia, Tip Top, Sophia South and Nina Skarn target areas detailed on the following map:

https://www.usgoldcorp.gold/properties/keystone/2019-phase-one-map

Five of the seven holes intersected significant gold assays, highlighted by the Key19-05rc drill hole, the first ever drill-hole test of the Nina Skarn target, a +700m long coincident gold-bismuth-tellurium rock and soil anomaly defined in 2018 by surface sampling. The Key19-05rc drill hole encountered two thick intervals of strong, mostly oxide gold mineralization: 67.06m of 0.194 gpt from 12.2m and 76.2m of 0.224 gpt from 150.9m (see link below for photo of exploration activity). These encouraging results further affirm the potential for large gold systems at Keystone, with similar potential for the neighboring Cortez Hills district.

https://www.usgoldcorp.gold/properties/keystone/key19-05rc

Of note, anomalous gold mineralization is present throughout the entire thickness of skarn altered Upper and Lower Plate rocks drilled, from surface to 414.5m. Cyanide solubility assays were run on selected intervals and demonstrate as much as 90% of the contained gold is cyanide soluble within one hour, suggesting this style of mineralization is amenable to cyanide extraction. Detailed intercepts for Key19-05rc are identified below in Table 1. The entire assay sequence of the Key19-05rc drill hole, including visual metallurgical and cyanide soluble characteristics, is illustrates grade continuity and can be found in the link below (Figure 1: Key19-05rc Gold Assays and Metallurgical Characteristics), along with a cross section of the drill-hole (Figure 2: Key19-05rc Cross-section). True thicknesses are unknown at this time.

The encouraging results support future testing to explore upon the mineralization encountered in Key19-05rc along the +700m Nina Skarn anomaly, with overall additional potential for 2km strike-length along the Walti stock contact. To the north of Nina Skarn, near the old Keystone mine, rock chip samples of skarn with +27 gpt Au assays are present, and to the south of Key19-05rc, 6m of 1.13 gpt Au was encountered last year in Key18-09rc, hosted in Comus skarn. Figure 3 below, Gold Skarn Potential Areas of Keystone, illustrates these findings and the surface Au-Bi-Te anomalies relative to the Key19-05rc drill hole (Figure 3.).

Table 1. Key19-05rc Gold Intercepts

Key19-05rc	From (m)	To (m)	Length (m)	Au intercept (gpt)
	12.2	77.7	67.06	0.194
Including	12.2	19.8	9.14	0.333
and	36.6	65.5	30.48	0.273
	150.9	225.6	76.2	0.224
including	150.9	175.3	25.91	0.167
and	182.9	207.3	25.91	0.408
including	187.5	198.1	12.2	0.706

Figure 1. Key19-05rc Gold Assays and Metallurgical Characteristics

https://www.usgoldcorp.gold/properties/keystone/figure-1

Figure 2. Key19-05rc Cross Section

https://www.usgoldcorp.gold/properties/keystone/figure-2

Figure 3. Gold Skarn Potential Areas of Keystone

https://www.usgoldcorp.gold/properties/keystone/figure-3

Nearly all of the holes drilled encountered moderate to thick intervals of anomalous gold with moderate to locally strong associated pathfinder metals within both Carlin-style and skarn style mineralization. Nearly all significant gold intercepts are hosted in previously defined prospective Upper Plate and Lower Plate host rock environments where favorable structures exist, including: Lower Valmy-Comus units, Roberts Mountains Thrust (Upper Plate-Lower Plate contact), Devonian Horse Canyon-Wenban contact, and Wenban Unit 5. Drill-holes that intersected significant gold assay intervals greater than 0.300 gpt are identified in Table 2 below, along with visual metallurgical characteristics.

Table 2. Keystone 2019 Drilling Significant Gold Intercepts

Table of Intercepts for 2019 Keystone Core-RC drilling Au >0.300 gpt
Hole No.	From ft	To ft	From m	To m	Length ft	Length m	Au opt	Ag opt	Au gpt	Ag gpt	Notes
Key19-01c	1317	1321.9	401.4	402.9	4.9	1.5	0.062	-	2.112	-	oxide
Key19-02rc	305	315	93.0	96.0	10	3.0	0.015	-	0.530	-	mixed
	355	360	108.2	109.7	5	1.5	0.012	-	0.397	-	mixed
	735	740	224.0	225.6	5	1.5	0.016	-	0.538	-	oxide
	1775	1780	541.0	542.5	5	1.5	0.010	-	0.327	-	sulfide
Key19-03rc	300	305	91.4	93.0	5	1.5	0.041	-	1.411	-	oxide
within	300	315	91.4	96.0	15	4.6	0.028	-	0.954	-	oxide
	825	830	251.5	253.0	5	1.5	0.017	-	0.576	-	sulfide
Key19-05rc	40	45	12.2	13.7	5	1.5	0.040	-	1.361	-	oxide
	120	125	36.6	38.1	5	1.5	0.011	-	0.392	-	oxide
	135	140	41.1	42.7	5	1.5	0.010	-	0.336	-	oxide
	155	175	47.2	53.3	20	6.1	0.013	-	0.456	-	oxide
	195	205	59.4	62.5	10	3.0	0.012	-	0.412	-	sulfide
	565	570	172.2	173.7	5	1.5	0.009	-	0.316	-	oxide
	615	655	187.5	199.6	40	12.2	0.021	-	0.706	-	oxide
	730	735	222.5	224.0	5	1.5	0.023	-	0.773	-	oxide
	1090	1095	332.2	333.8	5	1.5	0.023	-	0.780	-	oxide
	1200	1205	365.8	367.3	5	1.5	0.010	-	0.347	-	oxide
Key19-06rc	1395	1400	425.2	426.7	5	1.5	0.010	-	0.327	-	sulfide
	1410	1415	429.8	431.3	5	1.5	0.009	-	0.304	-	sulfide
	1420	1425	432.8	434.3	5	1.5	0.009	-	0.312	-	sulfide

Ken Coleman, Project Geologist, states: “Results from our 2019 drilling at Keystone are the best U.S. Gold Corp. has received to date, and the results from Key19-05rc in particular, represent the thickest, most continuous, strongest gold mineralization encountered to date at Keystone. The Nina Skarn target is a brand new, never before drill tested target, and the results from our first hole there demonstrate the potential the target has to host a large and robust gold deposit. With only one hole to date, the target is open in all directions. Stepping out along the +700m long Nina Skarn anomaly to the north and southeast is clearly warranted. Mineralogical information gleaned from the drill-hole cuttings has provided clues as to what type of gold skarn system we are looking at, clues that may help us vector into potentially higher-grade parts of the system. Our 2019 drilling program has increased the overall gold endowment and potential at Keystone and represents a clear and positive advancement of the project through target-specific drilling. We now know that a strong gold mineralizing system exists at Keystone. I am more excited than ever about Keystone and think we are on to something at Nina Skarn.”

“The upper intercept in Key19-05rc is hosted in the Upper Plate, within the Ordovician Lower Valmy unit and the recently identified and dated Cambrian-Ordovician Comus Formation. Prior drilling of these two units have proven very favorable for gold and pathfinder element deposition. With the intercept in the Key19-05rc hole, these units will be considered in all future targeting at Keystone, along with demonstrated favorable horizons within Lower Plate rocks. Using established models and coupled with my experience at the Cove-McCoy project, stepping out along major northeast and northwest striking structural zones distal to the Nina Skarn and Walti-Mud Springs intrusives is likely to be favorable for Carlin-style gold deposition. Specifically, the Greenstone Gulch, Breccia Ridge, McClusky West and Jasperoid Ridge target areas are especially favorable in my mind at this time, the reasonings for which were detailed in a press release earlier this year. We will continue to carefully and methodically develop and evaluate targets within these most prospective target areas at Keystone.”

Edward Karr, President & CEO states, “Our entire technical team is tremendously encouraged with the progress we made in our 2019 drill program at Keystone. The clear evidence is that multiple gold-bearing systems are present within the small areas of drilling that have been completed to date within our 20 square mile district. As with these Carlin style deposits, to intersect gold mineralization within most of these holes, further encourages the potential, and viability of high-grade systems being present – which we continue to hunt for. With gold prices rising above $1500 per ounce, there is considerable renewed interest in the sector and we will look to increase our drilling into 2020. U.S. Gold Corp. is committed to advancing our Keystone project to discovery success. We have been exploring the project in a very methodical way. All the signs are evident that there is the potential for multiple world-class deposits to exist in the Keystone district.”

Additional information for the 2019 Keystone exploration program:

- All holes were drilled by either reverse circulation or diamond core methods and sampling was conducted under the supervision of the Company’s Project Geologist, Kenneth Coleman, and generally assayed each five-foot interval split using Bureau Veritas Mineral Laboratories pulp preparation facility in Elko, NV. Resulting pulps were shipped to Bureau Veritas certified laboratory in Sparks, NV, or Vancouver BC, and analyzed for gold using fire assay fusion and atomic absorption spectroscopy (AAS) finish on a 30-gram pulp split. All other elements were determined by ICP analyses. Data verification of the analytical results included a statistical analysis of the standards and blanks that must pass parameters of acceptance.

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded U.S. focused gold exploration and development company. U.S. Gold Corp. has a portfolio of development and exploration properties. Copper King is located in Southeast Wyoming and has a Preliminary Economic Assessment (PEA) technical report, done by Mine Development Associates. Keystone and Maggie Creek are exploration properties on the Cortez and Carlin Trends in Nevada. For more information about U.S. Gold Corp., please visit www.usgoldcorp.gold.

Forward looking and cautionary statements

Forward-looking statements in this press release and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements, including statements related to the results of the Keystone drill hole analysis. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: whether U.S. Gold Corp. will be able to raise capital to implement future drilling programs; the prevailing market conditions for metal prices; and the impact of general economic industry or political conditions in the United States or globally. A list and description of these and other risk factors can be found in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov.. We make no representation or warranty that the information contained herein is complete and accurate and we have no duty to correct or update any information contained herein.

For additional information, please contact:

U.S. Gold Corp. Investor Relations:

+1 800 557 4550

ir@usgoldcorp.gold

www.usgoldcorp.gold